United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 30, 2026

Date of Report (Date of earliest event reported)

K2 Capital Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-43086	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

244 Fifth Avenue, Suite #1833 New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 (236) 521-6500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value of $0.0001, and one right to receive one-fifth (1/5) of one Class A ordinary share	KTWOU	The NASDAQ Stock Market LLC
Class A ordinary shares included as part of the units	KTWO	The NASDAQ Stock Market LLC
Rights included as part of the units	KTWOR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On February 5, 2026, K2 Capital Acquisition Corp. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K (the “Original Report”) to report an audited balance sheet as of January 30, 2026, reflecting the consummation of the Company’s initial public offering (the “IPO”) of 13,800,000 units (the “Public Units”) at a price of $10.00 per Public Unit, generating gross proceeds of $138,000,000, and the simultaneous closing of a private placement (the “Private Placement”) of 326,876 units (the “Private Units”) at a price of $8.00 per Private Unit. In connection with the closing of the IPO and the Private Placement, a total of $138,000,000 was deposited in a trust account (the “Trust Account”) maintained by Vstock Transfer LLC, acting as trustee, for the benefit of the Company’s public shareholders.

The Company is filing this Current Report on Form 8-K/A (this “Amendment”) to amend the Original Report solely to correct the date of the report of the Company’s independent registered public accounting firm included as Exhibit 99.1 to the Original Report. No other changes have been made to the Original Report, and this Amendment does not otherwise modify, amend, or update any other information set forth in the Original Report.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Balance Sheet dated January 30, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2026

K2 Capital Acquisition Corporation

By:	/s/ Karan Thakur
Name:	Karan Thakur
Title:	Chief Executive Officer

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